UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 8, 2023
Semrush Holdings, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction
of Incorporation)

001-40276	84-4053265
(Commission File Number)	(I.R.S. Employer Identification No.)
800 Boylston Street, Suite 2475 Boston, Massachusetts	02199
(Address of Principal Executive Offices)	(Zip Code)
(800) 851-9959
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	SEMR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On September 8, 2023, Semrush Holdings, Inc. (the “Company”, “we” or “us”) entered into an executive employment agreement with each of Oleg Shchegolev and Brian Mulroy (each agreement, an “Employment Agreement”, and each executive, a “Named Executive”). Other than providing the Named Executives certain severance benefits described below, the newly executed Employment Agreements do not provide any material new or additional compensation to the Named Executives, and consistent with our prior disclosures, Mr. Shchegolev will continue to receive an annual base salary of $1.00 and will be eligible to participate in our senior executive incentive bonus plan (the “Bonus Plan”) with a target bonus of 100% of his base salary, subject to Company and individual performance, while Mr. Mulroy will continue to receive an annual base salary of $400,000 and will be eligible to participate in our Bonus Plan beginning in fiscal year 2023, prorated based on his start date, with a target bonus of 100% of his base salary, subject to Company and individual performance. Pursuant to each Employment Agreement, in the event the Named Executive is terminated without “cause” (as defined in the applicable Employment Agreement), or ends their employment for “good reason” (as defined in the applicable Employment Agreement), and subject to the execution by the Named Executive of a separation and release agreement: (i) such Named Executive will be entitled to receive six months of their then current base salary and continued payment of the employer’s portion of insurance premiums under COBRA for up to six months, if applicable, and (ii) if such termination occurs within the period beginning 3 months prior to and ending 12 months following a change of control, such Named Executive will instead be entitled to receive (a) a lump sum payment equal to 12 months of his then-current base salary plus 100% of his annual target bonus, (b) continued payment of the employer’s portion of insurance premiums under COBRA for up to 12 months, if applicable, and (c) full acceleration of his equity awards that are subject to time-based vesting. Any Named Executive’s equity awards that are not assumed, continued or substituted in a change of control will fully accelerate if he was employed by the Company at the time of the change of control or his employment was terminated by the Company without “cause” or by him for “good reason” within three months prior to the change of control. Mr. Shchegolev did not previously have a written employment agreement with us and Mr. Mulroy’s Employment Agreement supersedes the terms of his offer letter previously filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on May 10, 2023.

The foregoing summary of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the respective Employment Agreement attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and the terms of such agreements are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

10.1	Employment Agreement between the Company and Oleg Shchegolev, dated September 8, 2023
10.2	Employment Agreement between the Company and Brian Mulroy, dated September 8, 2023

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMRUSH HOLDINGS, INC.

Date: September 13, 2023	By:	/s/ David Mason
David Mason
General Counsel and Secretary